The timetable and total investment timeline for the reconstruction of Laiyegou Coal Mine

Table 2: A Detailed Timeline for the completion of each of the project phase and the Monthly Capital Required for the reconstruction of Laiygeou Coal Mine
Serial No.		Name of construction	Note1	type of rock or coal	Project quantity-length of construction(m)	Note2	digging speed ( m per month)	construction speed (month)	total investment amount for each construction phase (USD)*	2006								2007
										5	6	7	8	9	10	11	12	1	2	3	4	5	6	7
1	No.1 digging group	Main inclined well(standing and protecting construction)	1	rock	245	a	300	0.8	94,766	94,766
2		Transformer station and pump house(supporting and protecting) and passage in transformer station and pump house Big transportation alley (supporting and protecting) Shipping lane cutting in working face	2	coal	106	b	500	0.4	57,464		57,464
3			3	coal	1146	c	300	3.8	637,607		159,402	159,402	159,402	159,402
4			4	coal	580		300	1.9	100,944						50,472	50,472
5			5	coal	100		200	0.5	17,404							8,702	8,702
6									0
7	No.2 digging group	vice plan well(standing and protecting construction)	6	rock	176	d	300	0.6	68,125	68,125
8		warehouse of fire-fighting material	7	coal	40		200	0.2	14,091	14,091
9		supplementary shipping laneway(standing and protecting construction)	8	coal	922	e	300	3.2	540,798		135,199	135,199	135,199	135,199
10		water container	9	rock	110		100	1.1	46,433	23,216	23,216
11		supplementary shipping passage	10	coal	688		300	2.3	131,841						43,947	43,947	43,947
12
13
14
15	No.3 digging group	standing well for back wind(including wind well, standing and protecting construction)	11	rock	173		173	2.2	143,603	47,868	47,868	47,868
16		laneway for back wind(standing and protecting construction)	12	coal	172		300	0.6	58,598						58,598
17		laneway for back wind	13	coal	632		632	3.2	215,314			53,829	53,829	53,829	53,829
18
19
		Subtotal cost for Sinking and driving engineering							2,126,988
																		trial operation
20
21		civil engineering						8	1,566,415	195,802	195,802	195,802	195,802	195,802	195,802	195,802	195,802
22		Purchase of equipment						8	2,510,317	313,790	313,790	313,790	313,790	313,790	313,790	313,790	313,790
23		equipment installation						8	860,415	107,552	107,552	107,552	107,552	107,552	107,552	107,552	107,552
24		others	14					8	2,422,549	302,819	302,819	302,819	302,819	302,819	302,819	302,819	302,819
25		Engineering Preparing Cost	15					8	664,073	83,009	83,009	83,009	83,009	83,009	83,009	83,009	83,009
26		Interest Expense during the Construction Period						8	202,439	25,305	25,305	25,305	25,305	25,305	25,305	25,305	25,305

27		Total Capital request (USD)	*						10,353,195
28		Capital request per month (USD)	**							865,209	1,040,293	1,013,441	965,573	965,573	823,989	720,264	669,792

Note:	*	Exchange rate: 1 USD= 8 .2 RMB
	**	The costs for each construction phase will be spread evenly over the timeline require to complete each phase and paid in the month incurred.
Note1		Descriptive definition of each construction phase	Note2	Note for Project quantity- length of construction(m)
	1	Main transportation passage for coal under well	a	former is empty alley, now needed to be support and protected
	2	Install high voltage switch cabinet and transformer equipment, and distribute power to	b	new dig
		mobile transformer station under mine; main wet-pit pump is installed on pump	c	former was bare alley, now it should be supported and protected
		house, all gushing water will be discharged by pump house and sent to ground.	d	former was bare alley, now it should be supported and protected
	3	It is main alley for coal transportation under well, where belt conveyer is installed.	e	former was bare alley, now it should be supported and protected
	4	Main alley for coal transportation on working area, where installs belt conveyer.
	5	Working place where coal mining machine cuts coal and ships coal.
	6	Main passage for staff entering into well on work, it is also used to deliver material and equipment to well etc.
	7	Warehouse used to deposit fire control material etc.
	8	Big alley mainly used for shipment of material,equipment and staff
	9	The main deposit place for gushing water under well, it can deposit gushing water of 8 hours gush under well
	10	The shipping passage for staff on working placeAmaterialAequipment and carriage
	11	Chief back wind path for ventilation in whole mine
	12	Special back wind path in whole well
	13	Special back wind path in whole well
	[14]	Others cost here refers to land expropriation fees, project managing and supervision fees, production preparation (training)fees, office equipment and furniture, transportation, afforestation fees, survey and design expense, mining right fees, repairing fees, and accounting fees
	15	Engineering Preparing Cost is a contingency cost. it is 6.4% of all project costs that included to allow for unforseen expenses.
This cost will be spread evenly over the timeline requires to complete each phase.